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                              Exhibit 10.P

                         OPERATING AGREEMENT OF
                         MEASUREMENT DYNAMICS LLC
                         ------------------------

          This Operating Agreement for MEASUREMENT DYNAMICS LLC, a New Jersey limited liability company (the "Company") to be formed, is entered into this 12th day of July, 1995 by and between, NUCLEAR RESEARCH CORPORATION, a Pennsylvania corporation ("NRC"), Mark A. Sitcoske ("Sitcoske") and Ernest W. DeLany ("DeLany"), individuals (collectively, the "Principals") (NRC and the Principals sometimes shall be referred to herein collectively as the "Initial Members"):

                         W I T N E S S E T H:
                         - - - - - - - - - -

          The Company shall be formed by the Initial Members to conduct the business (as hereinafter described) and manufacture the products mutually developed to date by the Principals and NRC, with a view to expanding such business by access to the capital resources, expertise, and manufacturing capabilities of NRC. Promptly following formation of the Company, the Company will enter into an employment agreement with each of the Principals. In addition, NRC and the Principals will enter into a Contribution Agreement pursuant to which the Company will acquire, by contribution, all of the material business assets of the Principals necessary to conduct the business as contemplated in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                              I.   FORMATION
                                   ---------


          1.01 FORMATION. The Members shall organize the Company as a Limited Liability Company pursuant to the provisions of the New Jersey Limited Liability Company Act, as amended, N.J. Rev. Stat. section 42:2B-1 ET SEQ. (the "Act").

          1.02 NAME. The name of the Company shall be Measurement Dynamics LLC, and all business shall be conducted under such name, and title to all property, real, personal, or mixed owned or leased to the Company shall be conducted in that name or any other name, but in any case, only to the extent permitted by applicable law.

          1.03 EFFECTIVE DATE. This Agreement shall become effective upon filing and acceptance of a Certificate of Formation in the form attached hereto as EXHIBIT A (the "Certificate") with the office of the Secretary of State of the State of New Jersey.

          1.04 REGISTERED OFFICE AND AGENT. The registered agent for service of process and the registered office shall be that Person and location reflected in the Certificate as filed with the office of the Secretary of State of the State of New Jersey.

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          1.05 PRINCIPAL OFFICE.  The principal office of the Company shall be at Dover, New Jersey, or at such other place or places as the Board may from time to time designate. The Company may maintain such other offices and places of business as the Board may from time to time deem advisable.

          1.06 TERM. The Company shall commence business on the Effective Date and shall be dissolved on June 30, 2025 and its affairs wound up in accordance with the terms of the Act, unless the term is extended by amendment to this Agreement and the Certificate, or unless the Company is sooner dissolved and wound up in accordance with the provisions of the Act or this Agreement.

          1.07 FISCAL YEAR. The Company shall operate on a fiscal year ending June 30.


                              II.  DEFINED TERMS
                                   -------------


          The following defined terms used in this Agreement shall have the meanings specified below, in addition to any other defined terms used herein:

     "ACT" means the New Jersey Limited Liability Company Act, as amended, N.J. Rev. Stat. section 42:2B-1 ET SEQ (1937).

          "AFFILIATE" means, with respect to any Member, any Person related by blood or marriage to such Member or any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Member. For the purpose of this definition the term "control" shall mean, with respect to any Person, the beneficial ownership of 25% or more of the equity or voting interests in such Person.

          "AGREEMENT" means this Agreement, as amended from time to time.

          "AVAILABLE CASH" means the total annual cash gross receipts of the Company derived from all sources (including the release of amounts previously held as reserves), other than from a Disposition or a Refinancing, less the annual Operating Expenses.

          "BANKRUPTCY" means an adjudication of bankruptcy or the entry of an order for relief or the filing of a voluntary case or petition under the federal bankruptcy law or any state or local bankruptcy law and, in addition, any other status constituting bankruptcy within the meaning of the Act.

          "BOARD" means the Board of Managers of the Company as more fully described in Article VI of this Agreement.

          "CAPITAL CONTRIBUTION" means the total amount of money or other property contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement.
Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holder of the interest in the Company of such Member allocable to such interest.


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          "CASH FLOW" means Available Cash, less any amounts set aside by the Board for the restoration or creation of reserves, or for anticipated capital expenditures or working capital needs, as they determine are necessary or appropriate.

          "CERTIFICATE" means the Certificate of Organization of the Company filed with the Office of the Secretary of the State of New Jersey on the Effective Date in the form attached hereto as EXHIBIT A.

          "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code which replace or supersede the sections in effect at the time of execution of this Agreement.

          "CONTRIBUTED ASSETS" means the assets contributed by the Principals to the Company and shall have the meaning ascribed to such term in the Contribution Agreement.

          "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement dated July 12, 1995, among NRC and the Principals attached hereto as EXHIBIT B.

          "DISPOSITION" means a sale or other disposition of assets of the Company outside the ordinary course of business.

          "EBIT" means the earnings (excluding extraordinary gain or loss) of the Company, before payment of interest due on the Company's outstanding indebtedness, for the four quarters immediately preceding the Repurchase Date as reported on the Company's income statements for such twelve-month period, and income taxes.

          "EMPLOYMENT AGREEMENTS" means the Employment Agreements between the Company and Ernest W. DeLany and Mark A. Sitcoske, respectively, substantially in the form attached as EXHIBIT E.

          "FORMULA PRICE" means the price at which each unit of Membership Interest shall be purchased or sold under the terms of Section 8.05. During the first twelve months of the term of this Agreement, the Formula Price shall equal the fair market value of a unit of Membership Interest as determined by an independent appraiser selected by unanimous consent of the Members. Beginning on the first anniversary of the Formation Date, the Formula Price shall equal a fraction, the numerator being the difference of (A) EBIT multiplied by four and (B) Outstanding Debt, and the denominator being the number of units of Membership Interest held by all Members on the Repurchase Date. At any time after the fourth anniversary of the Formation Date, the Board may establish a new Formula Price, provided that such change is ratified by unanimous consent of the Members. If the Formula Price has not changed within twelve (12) months preceding the occurrence, after the fourth anniversary of the Formation Date, of any event which triggers any buy/sell right under Section 8.05 herein, a new Formula Price shall then be established by the Board which shall apply retrospectively to such buy/sell event, provided that such change is ratified by unanimous consent of the Members. If the Company fails to take action as required above, any Member may cause the Company to hire an independent appraiser acceptable to all of the Members of the purposes of establishing a new Formula Price, provided that the Member (or Members) seeking such change reimburses the Company for the reasonable costs of employing such appraiser. The determination of such appraiser as

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to the Formula Price shall be binding and conclusive on the Company and each of the Members.

          "INITIAL MEMBERS" means NRC, Sitcoske and DeLany.

          "LIQUIDATOR" means such Person or Persons as shall be chosen by unanimous consent of the Board or, if there are no duly elected Managers at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Company upon its dissolution.

          "MANAGERS" mean Managers of the Company chosen by the Members under the terms of Section 6.02.

          "MANUFACTURING AGREEMENT" means the Manufacturing Agreement between Company and NRC, the form of which is attached hereto as EXHIBIT D.

          "MEMBERS" means the Initial Members and such other Persons as shall become Members under the terms of this Agreement.

          "MEMBERSHIP INTEREST" means units of Membership Interest in the Company. The number of units of Membership Interest owned initially by each Member is set forth in Section 4.04. The terms "Membership Interest" or "interests in the Company," for the purposes of this Agreement includes, without limitation, the rights to profits, losses, gains, credits and distributions from the Company.

          "MDI MANAGERS" means Managers chosen by the Principals under the terms of Section 6.02(c).

          "NET PROCEEDS" means the net cash proceeds and/or other assets (the value of which shall be determined in good faith by the Board or the Liquidator, if applicable) of the Company available for distribution, after the payment of all expenses and previously outstanding indebtedness, including any indebtedness to the Members (or to the establishment by the Board of any reserves or provisions for future capital requirements of the Company deemed appropriate by them).

          "NJBCA" means the New Jersey Business Corporation Act, N.J. Rev. Stat. sections 14A:1-1 ET SEQ. (1937).

          "NRC" means Nuclear Research Corporation, a Pennsylvania corporation, one of the Members.

          "NRC MANAGERS" mean Managers chosen by NRC under the terms of
Section 6.02(b).

          "NRC NOTES" means those notes setting forth the Company's obligations to repay the NRC Loan, as such term is defined in Section
1.02. of the Contribution Agreement.

          "OPERATING EXPENSES" means all cash expenditures, including, without limitation, all amounts payable pursuant to the Management Agreement and the Manufacturing Agreement, other capital expenditures and payments of principal of and interest on loans to and/or notes from the Company (including payment, in accordance with their terms, of any loans from or notes to the Members and their affiliates, there being no

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obligation created hereby for the Members or their affiliates to make any such loans). Operating Expenses shall not include expenses properly allocable to any Disposition or Refinancing for purposes of calculating the Net Proceeds.

          "OUTSTANDING DEBT" means the outstanding principal amount of all indebtedness of the Company as stated on the Company's balance sheet at the end of the quarter immediately preceding the Repurchase Date.

          "PERSON" means any individual, trust, corporation, partnership, proprietorship or any other entity.

          "PRINCIPALS" means DeLany and Sitcoske, who are also Members.

          "REFINANCING" means the incurrence or refinancing of indebtedness of the Company for borrowed money from which the Company realizes proceeds which are not, in the discretion of the Board, required to be retained by the Company.

          "REPURCHASE DATE" means the date on which the employment by the Company of either or both of the Principals has terminated which has given rise to any of the buy/sell rights set forth in Section 8.05.

          "SERVICES AGREEMENT" means the Administrative Services Agreement to be entered into by Company and NRC, the form of which is attached hereto as EXHIBIT C.

          "TRANSFER" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.


                    III.  BUSINESS OF THE COMPANY


          3.01 BUSINESS OF THE COMPANY. The purposes of the Company are to develop, manufacture, produce and sell temperature measurement devices and other related products or services.

          3.02 AUTHORITY OF THE COMPANY. In order to accomplish its purposes, the Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business and is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purposes, including, but not limited to, the following:

               (a) construct, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, refinance, rent or lease any real estate and any personal property;

               (b) engage in any kind of activity, and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company;

               (c) borrow money and issue evidences of indebtedness in furtherance of the Company business and secure any such indebtedness by mortgage, security interest or other lien, any or all of which debt

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instruments may contain confessions of judgment against the Company if the
Board consent thereto;

               (d)  maintain and operate the Company's assets;

               (e) negotiate for and conclude agreements for the sale, exchange or other disposition of all or any part of the property of the Company; and

               (f) hire and compensate employees, agents, independent contractors, attorneys and accountants.


                    IV.  MEMBERS' CONTRIBUTIONS; ADMISSION TO MEMBERSHIP


          4.01 INITIAL MEMBERS.

          The Initial Members of the Company are NRC, Sitcoske and DeLany.

          4.02 CAPITAL CONTRIBUTIONS. In accordance with the terms of the Contribution Agreement:

               (a) NRC shall contribute property, in the form of cash, inventory and other business assets, which the parties hereto agree shall have fair market value of $300,000;

               (b) The Principals shall contribute the Contributed Assets, which the parties hereto agree have fair market value of $414,000.

          4.03 RETURN OF CAPITAL CONTRIBUTION. Except as specifically provided in this Agreement, no Member shall be entitled to demand or receive the return of its Capital Contribution. Upon dissolution and liquidation of the Company, the Members shall look solely to the Company assets for the return of their Capital Contributions, and no Member shall be liable for such return, even if such assets are insufficient to return the full amount of such Capital Contributions.

          4.04 INTERESTS IN THE COMPANY;

          In exchange for the Capital Contributions set forth in
Section 4.02, the Members shall be entitled to the following interests in the Company.

               (a)  NRC shall have 300,000 units of Membership Interest;

               (b)  Sitcoske shall have 207,000 units of Membership
Interest;

               (c)  DeLany shall have 207,000 units of Membership
Interest.

          4.05 NO CERTIFICATION. Membership Interests in the Company shall not be certificated.

          4.06 CAPITAL ACCOUNTS.

               (a) A separate "Capital Account" shall be established and maintained for each Member as provided in this Section 4.06. Without

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duplication, the Capital Account of each Member shall be credited with the cash and the fair market value of any property (net of liabilities assumed by the Company and liabilities to which such property is subject) contributed to the Company by such Member, plus all income, gain, or Profits of the Company allocated to such Member pursuant to Article V (including for purposes of this Section 4.06 income and gain exempt from tax), and shall be debited with the sum of (i) all Losses or deductions of the Company allocated to such Member pursuant to Article V, (ii) such Member's distributive share of expenditures of the Company described in
Section 705(a)(2)(B) of the Code, and (iii) all cash and the fair market value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member pursuant to Article V. The amount of the Capital Account of a Member shall be determined in accordance with the rules set forth in Treasury Regulation 1.704-1(b)(2)(iv). Any references in any Section or subsection of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

               (b) Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Member for purposes of Article V, the Capital Account of such Member shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Member, including any substitute Member, who shall acquire an interest or whose interest shall be increased by means of a transfer to him of all or part of the interest of another Member, shall have a Capital Account which reflects such transfer.

          4.07 WITHDRAWAL AND RETURN OF CAPITAL. Although the Company may make distributions to the Members from time to time in return of their Capital Contributions, no Member shall have the right to withdraw or demand a return of any of his Capital Contribution or Capital Account without the consent of the Board, except upon dissolution or liquidation of the Company. If then required by the Act, the Certificate shall be amended to reflect any withdrawal of a Member's Capital Contribution or any portion thereof. Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Member, no Member shall have the right to receive property other than cash except as may be specifically provided in this Agreement. No Member shall have the right to withdraw from the Company without the consent of each other Member.

          4.08 INTEREST ON CAPITAL. No interest shall be payable on any Capital Contributions made to the Company or on the balance of the Capital Accounts of the Members.

          4.09 ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS AND SECURITIES.


          In order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other Company purpose, the Board is authorized to cause the Company to issue in addition to the units of Membership Interest issued to the Members specified in this Agreement, additional units of Membership Interest or classes thereof from time to time to Members or to other persons and to admit them to the Company as additional Members, provided that the Board obtains the unanimous consent of the Members prior to any such issuance.



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          4.10 CONTRIBUTION OF NEW PRODUCTS.  The parties hereto
acknowledge that the Capital Contribution of the Initial Members set forth in this Article IV shall be deemed to include products and product ideas which are related to the Company's business, which have been originated by any of the Members prior to or during the term of this agreement (the "New Products"). Each Member shall submit for consideration by the Board the New Products originated by such Member. In the event that the Board determines not to approve the development by the Company of any such New Products, all rights, interest and claims of the Company with respect to such New Products shall terminate, and, subject to the terms of any applicable agreements between such Member and the Company, such New Product shall be deemed to be the property of such Member.


                    V.   PROFITS, LOSSES AND DISTRIBUTIONS


          5.01 PROFIT AND LOSS. "Profit" and "Loss" shall mean for each fiscal year of the Company or other period, an amount equal to the Company's taxable income or loss for such year or other period, as determined by the Company's accountants in accordance with Code Section 703(a), and including, without limitation, each item of Company income, gain, loss, or deduction which must be separately stated pursuant to Code
Section 703(a), taking into account the following adjustments:

               (a) all income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

               (b)  any expenditure of the Company described in Code
Section 705(a)(2)(B), or treated as such an expenditure and not otherwise taken into account in computing Profit or Loss, shall be subtracted from such taxable income or loss;

               (c) notwithstanding any other provision of this Agreement, any items of Company income, gain, loss or deduction which are required to be specially allocated shall not be taken into account in computing Profit and Loss; and

               (d) with respect to property contributed to the Company, or (at the option of the Board) any increase or decrease in the Capital Accounts of the Members to reflect a revaluation of Company property in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the calculation of Profit and Loss shall be made by taking into account book basis and book depreciation, if any, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3), rather than tax depreciation which would be taken into account in accordance with Code
Section 703(a). Profit and Loss for all purposes of this Agreement shall be determined in accordance with the accrual method of accounting, except that any adjustments made pursuant to Code Section 754 shall not be taken into account. Except as otherwise specifically required by this Agreement or the Code, every item of income, gain, loss, deduction, credit, or tax preference entering into the computation of such Profit and Loss shall be considered allocated to each Member in the same proportion as Profit and Loss is allocated to such Member.

          5.02 ALLOCATION OF PROFIT AND LOSS. Except as otherwise required under the Code, all Profit or Loss shall be allocated to the Members in accordance with the following rules:

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               (a)  After making the special allocations required by
Section 5.02(c), (d) and (e) of this Agreement, if any, whenever the aggregate Capital Account balances of the Members will represent a positive number after allocation of Profit or Loss for the taxable year or other period, Profit or Loss for such year or other period shall be allocated so as to produce, as nearly as possible, positive Capital Account balances for each Member which correspond to the amounts each Member would receive in a hypothetical distribution of the proceeds of a liquidation of the Company in accordance with the priorities set forth in
Section 5.04 of this Agreement in a case where the aggregate amount of such proceeds equals the aggregate positive Capital Account balances of the Members.

               (b)  After making the special allocations required by
Section 5.02(c), (d), and (e) of this Agreement, if any, whenever the aggregate Capital Account balances of the Members will represent zero or a negative number after allocation of Profit and Loss for the taxable year or other period, Profit or Loss for such year or other period shall be allocated so as to produce, as nearly as possible, zero Capital Account balances for all the Members, or negative Capital Account balances of the Members which are proportionate to their Units, as the case may be.

               (c) items of income, gain, loss and deduction for federal income tax purposes with respect to any property contributed to the Company or any property which has been revalued in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the book basis of such property, in accordance with Code Section 704(c) and applicable Regulations thereunder. Without limiting the foregoing, the Company will allocate items of income, gain, loss and deduction with respect to the property contributed to the Company by the Principals upon formation of the Company under Treasury Regulation Section 1.704-3(b).

               (d) In the event that any Member receives an unexpected adjustment, allocation or distribution as described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which results in such Member's Capital Account deficit balance being in excess of the amount such Member is obligated or treated as obligated to restore, such Member shall be allocated items of income and gain in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. This provision is intended as a "qualified income offset" as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

               (e) Income from cancellation of indebtedness of the Company shall be allocated to the Members in accordance with their respective shares of such indebtedness determined under Code Section 752 and applicable Treasury Regulations thereunder immediately prior to such cancellation. To the extent any such income is not recognized by such Members pursuant to Code Section 108, the basis of Company property shall be reduced in accordance with any reduction in the basis of such Members' interests in the Company pursuant to Code Sections 108(b) and 1017, and such Members shall not elect to reduce the basis of depreciable property before reducing other tax attributes of such Members. The Capital Accounts of any such Members shall be reduced to reflect any such reduction in the basis of Company property in accordance with the reduction in their respective bases in their interests in the Company.



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          5.03 DISTRIBUTIONS OF CASH FLOW.

               (a) Cash Flow, if any, shall be paid at such times and in such amounts as the Board, in its sole discretion, shall designate.

               (b) Cash Flow, if and when distributed, shall be distributed (i) first, in payment of principal of and accrued interest on any loans to the Company from Members (notwithstanding that such principal or interest may not be due and payable at such time), in order of priority and in proportion to the amounts of principal and accrued interest outstanding on all such loans of equal priority, and then (ii) to the Members PRO RATA according to the number of units of Membership Interest held by each Member. Notwithstanding the foregoing, the Company shall not prepay any principal or interest outstanding on the NRC Notes before such amounts are due and payable under the terms of the NRC Notes, unless such prepayment is approved by unanimous consent of the Board.

               (c) Notwithstanding the foregoing, and to the extent not previously distributed pursuant to Section 5.03(b) or Section 5.04, the Board shall distribute to the Members out of Cash Flow or Net Proceeds with respect to each taxable year at least an amount of cash sufficient to pay the assumed (as hereinafter provided) federal and state income tax liabilities of the Members with respect to any taxable income or gain of the Company allocated to the Members (or, if any Member is a corporation that has in effect an election to be treated as an "S corporation" for federal income tax purposes or a similar election for state income tax purposes (an "S Election"), such liabilities of the shareholders of such Member), calculated as if each Member (or such Member's shareholders in the case of a Member who has made an S Election) were taxed at the highest marginal combined federal, state and local income tax rate (including any surtax and any portion of FICA tax, e.g. the Medicare portion, applicable without regard to any cap, but not any other portion of a FICA tax) applicable to any Member (the "Marginal Tax Rate"), taking into account any prior allocation of losses or other tax benefits, all as reasonably estimated by the Board, on or before the end of the third month following the last day of such taxable year or other period. To the extent they exceed the amounts distributable to any Member for any taxable year under Sections 5.03(b) or 5.04, any such distributions shall be a credit against future distributions to such Member under this Agreement.

          5.04 DISTRIBUTION OF PROCEEDS FROM DISPOSITION, REFINANCING OR DISSOLUTION.

               (a) In the event of a Disposition of Company assets, a Refinancing, or the dissolution of the Company, the net cash proceeds and/or other assets (the value of which shall be determined in good faith by the Board or the Liquidator, if applicable) of the Company available for distribution, after the payment of all expenses and previously outstanding indebtedness, including any indebtedness to the Members (or to the establishment by the Board of any reserves or provisions for future capital requirements of the Company deemed appropriate by them) (the "Net Proceeds") shall be distributed PARI PASSU as follows:

               NRC            42%
               Sitcoske       29%
               DeLany         29%




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               (b)  Except in the event of a dissolution of the Company or a Disposition of substantially all of the assets of the Company, or as provided in Section 5.03(c), the Board shall have discretion as to the timing and amounts of and distributions pursuant to this Section 5.04.

          5.05 WITHHOLDING OBLIGATIONS. Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Company for or with respect to any Member on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Company pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Company under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member, the excess shall constitute a loan from the Company to such Member (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Company makes the payment to the relevant taxing authority, at the lesser of (i) a variable rate per annum at all times equal to two percent (2%) in excess of the prime rate of interest published in THE WALL STREET JOURNAL or (ii) the maximum legal interest rate under applicable law. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Company shall make future distributions due to such Member under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Member and then to the repayment of the principal of all Tax Payment Loans of such Member. The Board shall have the authority to take all actions necessary to enable the Company to comply with the provisions of any Withholding Tax Act applicable to the Company and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the Members to advance funds to the Company or to borrow funds from third parties in order to make any payments on account of any liability of the Company under a Withholding Tax Act.


                    VI.  MANAGEMENT POWERS, DUTIES AND RESTRICTIONS


          6.01 MANAGEMENT BY MANAGERS.

               (a) Except for those matters in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.01(c), the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

               (b) Managers shall have the authority and responsibility of directors and officers under Chapter 6 of the NJBCA.

               (c) Managers shall manage the business and affairs of the Company and exercise its powers collectively as the Board of Managers (the "Board"), which shall act through (i) meetings and consents as set forth in Sections 6.03 and 6.05; (ii) through committees pursuant to Section 6.09; and (iii) through individual Managers to whom authority and duties have been delegated pursuant to Section 6.11.

               (d)  Notwithstanding the provisions of Sections 6.01(a) and
(c), the Board may not cause the Company to do any of the following without the consent of all of the Members:

                    (i) Amend the Certificate, except in the case where the amendment:

                         (A)  restates without change all of the operative
provisions of the Certificate;

                         (B)  changes the name or the registered office of
the Company; or

                         (C)  accomplishes any of the foregoing purposes;

                   (ii)  Amend this Agreement;

                  (iii) Approve a merger, dissolution or sale of substantially all of the assets of the Company;

                   (iv) Approve any spin-off with respect to any of the assets of the Company;

                    (v) Approve any extension or renewal of the term of the Manufacturing Agreement or the Services Agreement; or

                   (vi) Take any other action for which the consent of the Members is required under the terms of this Agreement.

               (e) Approval by the duly authorized resolution of the Board shall be required to take any action contemplated herein, notwithstanding the requirement of obtaining the consent of the Members.

          6.02 NUMBER AND TERM OF OFFICE OF MANAGERS.

               (a) There shall be five Managers of the Company which as a group shall constitute the Board. The Board shall be made up of two classes of Managers: (i) NRC Managers and (ii) MDI Managers.

               (b) So long as it shall remain a Member, NRC shall have the right to choose three NRC Managers. The initial NRC Managers shall be Earl Pollock, Jack Cooley and Mark Pollock.

               (c) So long as the Principals or either of them remain(s) a Member, they (or in the case only one Principal remains a Member, he) shall have the right to choose two MDI Managers. The initial MDI Managers shall be Mark A. Sitcoske and Ernest W. DeLany.

               (d) Each Manager shall hold office until the next annual meeting of Members and until his successor shall have been elected and qualified. A Manager need not be a Member or an Affiliate of a Member or be a resident of the State of New Jersey.

          6.03 MEETINGS.

               (a) Meetings of the Board may be held at such place either within or without the State of New Jersey as the majority of Managers may designate from time to time or as may be designated in the notice calling the meeting.

               (b) A regular meeting of the Board shall be held annually, immediately following the annual meeting of Members, at the place where such meeting of the Members is held or at such other place and time as a majority of the Managers in office after the annual meeting of Members may designate. In addition to such regular meetings, the Board shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board. No notice shall be required to be given of any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with the preceding sentence.

               (c) Special meetings of the Board shall be held whenever ordered by the CEO or two members of the Board, upon at least five (5) days advance notice to each other Manager. Such notice need not be in writing or state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate or this Agreement.

          6.04 QUORUM; ACTION BY THE MANAGERS.

               (a) Presence in person or by proxy of all of the Managers shall constitute a quorum for the transaction of business of the Board, or any committee thereof.

               (b) Each Manager shall have one vote at meetings of the Board, or any committee thereof. Any action approved by a majority of votes of Managers present, either in person or by proxy, shall be the act of the Board or of the committee, unless the act of a greater number is required by law, the Certificate or by the provisions of this Agreement.

          6.05 ACTION OF BOARD WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the office of the Secretary of State.

          6.06 WAIVER OF NOTICE. Notice of any meeting of the Board need not be given to any Manager who signs a waiver of such notice, whether before or after the meeting. The attendance of any Manager at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such Board Member. Notice of an adjourned meeting of the Board need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

          6.07 PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE. Where appropriate communication facilities are reasonably available, any or all Managers shall have the right to participate in all or any part of a meeting of the Board or a committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

          6.08 COMPENSATION OF MANAGERS. The Board shall have the authority to establish compensation of Managers for services to the

Company, provided that an action to approve compensation of a NRC Manager shall be approved by unanimous vote of the Board.

          6.09 COMMITTEES. The Board may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members, at least one member of which shall be an MDI Manager. To the extent provided by such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall (i) amend the Certificate; (ii) elect or appoint any person to be Manager or any Manager to any office; (iii) submit to Members any action that requires Members' approval; (iv) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board; (v) violate the provisions of this Agreement.

          6.10 PROXIES. Every Manager may authorize by proxy another Manager to act for him at a meeting of the Board. Every proxy shall be executed in writing by the Manager or his agent, except that a proxy may be given by a Manager or his agent by any means of electronic communication which results in a writing. All proxies shall be revocable at will. A grant of a later proxy shall revoke an earlier proxy.

          6.11 AUTHORIZATION OF TITLES FOR MANAGERS. The Board, by resolution adopted from time to time, may select particular Managers to perform such duties as the Board, in its sole discretion, shall deem appropriate. The Board may assign titles to particular Managers. The Board shall only delegate to any single Manager or group of Managers duties delegated to an officer of a corporation and not the Board's general authority to manage the business and affairs of the Company as described in Section 6.01. Unless the Board shall decide otherwise, if the title is one commonly used for officers of a business corporation formed under the NJBCA, the assignment of such title shall constitute the delegation to such Managers of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Manager by action of the Board. Each Manager shall hold such office until his successor shall be duly designated and shall qualify or until he shall resign or shall be removed by action of the Board. Any Manager serving in a particular office may resign from such office at any time. Such resignation shall be in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. Any Manager may be removed from an office by action of the Board whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Manager so removed. Any vacancy occurring in such office, once created, may be filled by action of the Board. The Managers initially shall serve in the offices set forth beside their names as follows: Earl Pollock - Chairman; Jack Cooley - Chief Executive Officer; Mark A. Sitcoske - President; Mark Pollock - Chief Financial Officer and Treasurer; and Ernie DeLany - Executive Vice President.

          6.12 APPOINTMENT OF EMPLOYEES AND AGENTS. The Board may appoint, employ, contract or otherwise deal with any Persons for the transaction of the business of the Company, which Persons may, under supervision of the Board, perform any acts or services for the Company as the Board may approve.

          6.13 EMPLOYMENT AGREEMENTS. The Company shall enter into Employment Agreements with Sitcoske and DeLany substantially in the form attached hereto as EXHIBITS E-1 AND E-2, respectively.

          6.14 SERVICES AGREEMENT. The Company shall enter into the Services Agreement with NRC substantially in the form attached hereto as EXHIBIT C and shall be authorized to pay such fee to NRC as is required by the terms of such agreement.

          6.15 MANUFACTURING AGREEMENT. The Company shall enter into the Manufacturing Agreement with NRC substantially in the form attached hereto as EXHIBIT D and shall be authorized to pay such fees and reimburse such expenses to NRC as is required by the terms of such agreement.

          6.16 APPROVAL OF BUDGETS. During the first twelve- month period following the effective date of this Agreement, the Board shall approve the quarterly budgets of the Company at least thirty (30) days prior to the beginning of each quarter. During the second twelve-month period, the Board shall approve budgets on a semi-annual basis at least sixty (60) days prior to the beginning of each six-month period. During all succeeding twelve-month periods, the Board shall approve budgets on an annual basis at least ninety (90) days prior to the beginning of each twelve-month period. So long as the Company has achieved, in all material respects, all targets set forth in the last quarterly, semi-annual or annual budget, as the case may be, the President and Executive Vice President shall be responsible for day-to-day operations of the Company.


                         VII. MEMBERS' MEETINGS


          7.01 PLACE OF MEMBERS' MEETINGS. Meetings of Members may be held at such place, within or without the State of New Jersey, as shall be mutually agreed upon by the Members. If no such place is designated by the Board Members, all meetings of the Members shall be held at the registered office of the Company.

          7.02 ANNUAL MEETING.

               (a) A meeting of the Members shall be held in each calendar year, commencing with the year 1996, at such time as the Board may determine, or if the Board fails to set a time, on the First Monday of May at 10:00 o'clock A.M., if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.

               (b) At each annual meeting, the Members shall choose Managers in a manner, consistent with the requirements of Section 6.02 of this Agreement, to hold office until the next succeeding annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal.

          7.03 SPECIAL MEETINGS. Except as otherwise specifically provided by law, special meetings of the Members may be called at any time by any two members of the Board.

          7.04 NOTICE OF MEMBERS' MEETINGS.

          (a) Written notice of the time, place and purpose or purposes of every meeting of the Members shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each Member of record entitled to vote at the meeting.

               (b) When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting, unless quorum is no longer present at the time of such adjournment. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record on the new record date entitled to notice thereof.

          7.05 WAIVER OF NOTICE; WAIVER OF LAPSE OF TIME.

               (a) Notice of a meeting need not be given to any Member who signs a waiver of such notice, whether before or after the meeting. The attendance of any Member at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Member.

               (b) Whenever Members are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, before or after the taking of such action, by every Member entitled to vote thereon as at the date of the taking of such action.

          7.06 QUORUM. Unless otherwise provided in the Certificate or by law, the presence, of the all of the Members holding interests of the Company shall constitute a quorum at such meeting. The Members present, at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

          7.07 VOTING.

               (a) VOTING LIST. The Company shall keep at its principal office or its registered office, a record or records containing the names and addresses of all Members and the number of units of Membership Interest held by them. The list shall be produced (or be available by means of a visual display) at the time and place of the meeting, be subject to the inspection of any Member for reasonable periods during the meeting and be prima facie evidence as to who are the Members entitled to examine such list or to vote at any meeting.

               (b) RECORD DATE. The Board shall fix a date as record date for determining the Members entitled to vote at any meeting of Members or adjournment thereof or entitled to give a written consent without a meeting, provided that such record date shall not be more than sixty (60) days prior to the meeting or Company action or event to which it relates or less than ten (10) days before the date of the meeting.

               (c) VOTING OF INTERESTS. Unless otherwise provided by this Agreement, the Certificate or by law, whenever any action, other than the selection of Managers, is to be taken by vote of the Members, it shall be authorized by the affirmative vote of Members owning not less than 70% in the aggregate of the units of Membership Interest in the Company.

          7.08 ACTION BY UNANIMOUS CONSENT OF MEMBERS. Any action required or permitted to be taken at a annual or special meeting of Members may be taken without a meeting if all the Members entitled to vote thereon consent thereto in writing. The record date for determining members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the required manner for giving notice under this Agreement.

          7.09 ANNUAL FINANCIAL STATEMENTS. Annual financial reports of the Company's business shall contain such information as the Board determines and need not be certified by a Certified Public Accountant unless the Board shall so direct.

          7.10 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be an NRC Manager (or representative thereof) designated by unanimous consent. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and conduct of discussion as the chairman deems to be in order, provided that the rules for conduct of the meeting shall not conflict with Robert's Rules of order.


                    VIII.  WITHDRAWAL OF MEMBERS; TRANSFERS
                            OF MEMBERSHIP INTERESTS


          8.01 RESTRICTIONS ON TRANSFERS OF INTERESTS.

               (a) Except as specifically provided in this Article VIII, neither a Transfer of units of Membership Interest nor a Transfer of any rights with respect thereto may be effected without the consent of all of the Members (which consent may be withheld by any Member arbitrarily). Any attempted Transfer by a person of units of Membership Interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Article VIII shall be, and is hereby declared, null and void AB INITIO.

               (b) Notwithstanding the provisions of Section 8.01(a), the following may occur without the consent of any of the Members:

                    (i) In the case of the Bankruptcy of a Member, vesting of the Member's interest in the Company in hands of the trustee, receiver or administrator of the bankrupt's estate;

                   (ii) In the case of a death or incompetency of a Member who is a natural person, vesting of his Membership Interest in his personal representative and, in the case of death, in his beneficiaries; or

                  (iii) Transfer of a Member's interest in the Company to an Affiliate.

               (c) Notwithstanding anything herein to the contrary, no transferee of a Member's interest in the Company shall become a substituted Member with respect to the transferred interest, unless and until all of the Members give their written consent thereto (which written consent may be withheld by any Member arbitrarily) and the transferee shall:

                    (i) Assume all the obligations of his predecessor under this Agreement with respect to the interest transferred accruing from and after the effective date of the Transfer;

                   (ii) Deliver to the Board a written statement, in form and substance satisfactory to the Board, acknowledging the assumption of the transferror's obligations under this Agreement and that the transferee has read the provisions of this Agreement and intends to be legally bound as a Member by all the terms and conditions of this Agreement and any amendments or modifications thereof, and execute a counterpart of the Agreement as then in effect; and

                  (iii) Pay all reasonable expenses (including, without limitation, legal and accounting fees) incurred by the Company in connection with such Transfer, including but not limited to the cost of the preparation, filing and publishing of any amendment to the Company's Certificate and any fictitious name or similar registrations necessary or desirable to the Company in connection therewith.

               (d) Except as otherwise specifically provided in this Agreement, a Member may not withdraw from the Company or have the right to receive Company distributions, the return of his contribution or the fair value of his interest in the Company, at any time prior to the dissolution and winding up of the Company.

          8.02 COMPLIANCE WITH SECURITIES LAWS. The Members acknowledge and confirm that the units of Membership Interest held by them may constitute securities and that the units of Membership Interest have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable. No transfer or assignment of all or any part of the Membership Interest of a Member (except a transfer upon the death, incapacity or Bankruptcy of a Member to his personal representative and beneficiaries), including, without limitation, any transfer of a right to distributions, profits and/or losses to a Person, whether or not such Person becomes a Member, may be made unless the Company is provided with an opinion of counsel acceptable to the Board (both as to the identity of the counsel and the substance of the opinion) to the effect that such transfer or assignment (a) may be effected without registration of the interest under the Securities Act of 1933, as amended, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Company or the transferee. In no event may any Member who is a Pennsylvania resident sell all or any portion of his Membership interest within 12 months after the date of purchase thereof if such sale would be violative of the provisions of Section 203(d)(i) of the Pennsylvania Securities Act of 1972, as amended.

          8.03 ALLOCATIONS WITH RESPECT TO TRANSFEROR'S INTEREST. Upon the assignment by a Member of all or any part of his interest in the Company to a Person becoming a substitute Member, the net profits, net losses and credits for the entire fiscal year of the Company during which such assignment occurred shall be pro-rated between assignor and assignee on the basis of the number of days in the fiscal year preceding and succeeding the effective time of the assignment, regardless of the period of the year in which such profit or loss was actually recognized or such credit became available.

          8.04 OTHER PROHIBITED TRANSFERS. Notwithstanding anything to the contrary contained in any other provision of this Agreement, after the date hereof the sale or exchange or other disposition of all or any part of an interest in the capital and/or profits of the Company within the meaning of Section 708 of the Code may not be made (and will be invalid) if the interest sought to be sold or exchanged or otherwise disposed of, when added to all other interests in the Company's capital and/or profits transferred within the 12 consecutive month period ending on the date of such purported sale or exchange, would cause the termination of the Company's status as a partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code.

          8.05 BUY-SELL RIGHTS

               (a) NRC (or its nominee) shall have the right to purchase the units of Membership Interest held by either Principal at the Formula Price upon the occurrence of the following with respect to such Principal:

                    (i) Such Principal voluntarily terminates his employment by the Company; or

                   (ii) Company terminates such Principal for "cause" as such term is defined in the Employment Agreement

          (b) Each Principal shall have the right to require NRC (or its assigns) to buy at the Formula Price the units of Membership Interest held by such Principal upon the occurrence of the following with respect to such Principal:

                    (i) The Company terminates such Principal for any reason other than for "cause" as such term is defined his Employment Agreement.

                   (ii) Such Principal dies during the term of such Principal's employment by the Company.

                  (iii) Such Principal's employment with the Company is terminated because such Principal became disabled within the meaning of
Section 6 of his Employment Agreement.

               (c) In order to finance the repurchase required under clause (b)(ii) of this Section 8.06, NRC shall purchase key man insurance with respect to both of the Principals provided such insurance is available at standard rates. NRC may pay to a Principal in installments, at NRC's option, the excess of the amount owed in connection with such repurchase over the proceeds of such insurance, PROVIDED THAT all amounts remaining unpaid shall be paid on the fifth anniversary of the Repurchase Date.

               (d) NRC may pay to a Principal in installments at NRC's option any amounts owed in connection with such repurchase pursuant to clause (b)(iii) of this Section 8.05, with principal and accrued interest payable with interest accruing in ten (10) equal semi-annual installments at a rate of 8% per annum on the then outstanding principal balance. Notwithstanding the foregoing, the parties acknowledge that NRC shall have the right to prepay at any time.

               (e)  All Transfers made pursuant to terms of this Section
8.05 shall be subject to the restrictions on transfer of Membership Interests set forth in this Article 8.

                    IX.  TERMINATION OF THE COMPANY


          9.01 DISSOLUTION.

               (a) The Company shall dissolve upon, but not before, the first to occur of the following:

                    (i) A Disposition of all or substantially all of the Company's assets and the receipt of the final payments to be paid by the purchaser or transferee thereof (or a determination by the Liquidator that it is unlikely that any additional payments will be made);

                   (ii)  The written consent of all of the Members;

                  (iii) The death, insanity, Bankruptcy, expulsion or resignation of any Member, unless Members owning not less than 70% of the units of Membership Interest vote to continue the Company;

                   (iv)  A decision of the Board to dissolve the Company;
or

                    (v)  December 31, 2095.

               (b) Dissolution of the Company shall be effective on December 31, 2095 or the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate shall have been cancelled and the assets of the Company shall have been distributed as provided in Section 9.02 below. Notwithstanding the dissolution of the Company prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

               (c) Notwithstanding anything in this Agreement to the contrary, upon a Disposition of substantially all of the assets of the Company where all or any portion of the consideration payable to the Company is to be received by the Company more than ninety (90) days after the date on which such Disposition occurs, the Board may elect to continue the Company solely for purposes of collecting the deferred payments and making distributions to the Members. In such event (i) gain recognized and cash distributed in any year as a result of such Disposition shall be allocated and distributed among the Members in the same proportion as such gain and cash would have been allocated and distributed were such cash available for distribution and such gain required to be recognized for federal income tax purposes in the year in which such Disposition occurred; and (ii) income attributable to interest on deferred payments shall be allocated among, and such interest shall be distributed to, the Members as if the deferred payment obligations received by the Company had been distributed in kind to the Members under subsection 9.02(c) in the proportions provided for in Section 5.04.

          9.02 WINDING UP AND DISTRIBUTIONS.

               (a) In the event of a dissolution of the Company pursuant to Section 9.01, the assets of the Company shall be liquidated by the

Liquidator and, after Company obligations have been discharged or provided for, and any reserves which the Liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Company have been established, the net proceeds of such liquidation shall be distributed in accordance with Section 5.04.

               (b) All liquidating distributions shall be made in cash or in kind, in the discretion of the Liquidator. In connection with the sale by the Company and reduction to cash of its assets, although the Company has no obligation to offer to sell any properties to the Members, any Member, at the option of the Liquidator, may bid on and purchase any assets. If the Liquidator shall determine that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Liquidator may defer liquidation of and withhold from distribution for a reasonable time any assets of the Company (except those necessary to satisfy the Company's current obligations).

               (c) If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the Liquidator.

               (d) In connection with the termination of the Company, the Company's accountants shall prepare and furnish to each Member a statement setting forth the assets and liabilities of the Company as of the date of complete liquidation. After distribution of all of the assets of the Company, the Members shall cease to be such, and the Board shall cause to be executed, acknowledged and filed all documents necessary to cancel the Certificate and fictitious name certificates, if any, and to terminate the Company.


                         X.   BOOKS, RECORDS AND TAX ELECTIONS


          10.01 BOOKS AND RECORDS. The Board shall cause to be kept full and accurate books of the Company. All books and records of the Company shall be kept at the Company's principal office and shall be available at reasonable times for inspection and copying by the Members or their duly authorized representatives. The books of the Company shall be kept on the accrual or cash basis as the Board shall determine, and the fiscal period of the Company shall also be determined by the Board. Capital accounts for each Member shall be maintained as part of the books of the Company and the amount of profits or losses of the Company, as well as capital contributions to the Company, and distributions from the Company, shall be credited or charged, as the case may be, to the capital account of each Member. An annual statement showing the income and expenses of the Company (and the portion allocable to each Member), a balance sheet of the Company at the end of the fiscal year, and a statement of members' equity, together with all other information needed by the Members for income tax purposes, shall be prepared by the Company's accountants, without audit unless otherwise determined by the Board, and furnished to each Member within 75 days after the end of each fiscal year of the Company.

          10.02 CAPITAL ACCOUNTS. No Member shall have any obligation to eliminate a deficit balance in his capital account at any time, or bring his capital account into any particular parity with any other Member's capital account at any time, although this sentence shall not limit a Member's obligations pursuant to other sections of this Agreement.

          10.03 TAX ELECTIONS. The Board may cause the Company to make such tax elections (including, without limitation, the election under

Section 754 of the Internal Revenue Code) as the Board deem appropriate in its sole discretion.

          10.04 TAX MATTERS PARTNER. NRC is hereby designated as the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. NRC shall designate one of the NRC Managers to undertake the duties of "tax matters partner."


               XI.  INDEMNIFICATION OF MANAGERS AND AGENTS


          11.01     DEFINITIONS. As used in this Article XI:

               (a) "Company Agent" means any Person who is or was an employee or agent of the Company and any person who is or was a director, officer, trustee or employee of any Other Enterprise, serving or continuing to serve as such at the request of the Company, or the legal representative of any such person;

               (b) "Other Enterprise" means any domestic or foreign corporation, any limited liability company other than the Company, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or Other Enterprise, whether or not for profit, served by a Company Agent;

               (c) "Expenses" means reasonable costs, disbursements and counsel fees;

               (d) "Liabilities" means amounts paid or incurred in satisfaction of judgments, fines (including any excise taxes assessed on a person with respect to an employee benefit plan), penalties and settlements, provided that, in the case of a settlement, the Company shall have given its prior approval to the terms of the settlement;

               (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          11.02     MANDATORY INDEMNIFICATION OF MANAGERS.

               (a) The Company shall indemnify each Manager against his Expenses and Liabilities in connection with any Proceeding involving the Manager by reason of his being or having been such a Manager, other than a Proceeding by or in the right of the Company. Indemnification shall be provided by this section, to the full extent permitted by New Jersey law, only if such Manager acted in good faith and in a manner he reasonably



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

believed to be in or not opposed to the best interests of the Company and with respect to any criminal Proceeding, such Manager had no reasonable cause to believe his conduct was unlawful.

               (b) The Company shall indemnify, to the fullest extent permitted by New Jersey law, each Manager against his Expenses in connection with any Proceeding by or in the right of the Company to procure a judgment in its favor which involves the Manager by reason for his being or having been such Manager, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                    The Board or a committee thereof, acting by a majority vote of Managers who were not parties to or otherwise involved in the Proceeding, shall determine on a case by case basis, if indemnification as described in (a) or (b) above is proper in the circumstances because the Manager met the applicable standard of conduct set forth in (a) or (b) above.

               (c)  Notwithstanding any limitations contained in (a) and
(b) above, the Company shall indemnify each Manager against Expenses to the extent that such Manager has been successful on the merits or otherwise in any Proceedings or in defense of any claim, issue or matter therein.

          11.03     OPTIONAL INDEMNIFICATION OF COMPANY AGENTS.

               (a) The Company may, at its option, indemnify each Company Agent against his Expenses and Liabilities in connection with any Proceeding involving the Company Agent by reason of his being or having been such a Company Agent, other than a Proceeding by or in the right of the Company. Indemnification shall be provided by this section, to the full extent permitted by New Jersey law, only if such Company Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal Proceeding, such Company Agent had no reasonable cause to believe his conduct was unlawful.

               (b) The Company may, at its option, indemnify, to the fullest extent permitted by New Jersey law, each Company Agent against his Expenses in connection with any Proceeding by or in the right of the Company to procure a judgment in its favor which involves the Company Agent by reason for his being or having been such Company Agent, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

               (c)  Notwithstanding any limitations contained in (a) and
(b) above, the Company may, at its option, indemnify each Company Agent against Expenses to the extent that such Company Agent has been successful on the merits or otherwise in any Proceedings or in defense of any claim, issue or matter therein.

          11.04 ADVANCES. Expenses incurred by a Manager or Company Agent in connection with a Proceeding may be paid by the Company in advance of the final disposition of the Proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the Manager or Company Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this Article XI.


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

          11.05 INSURANCE. The Company may purchase and maintain insurance on behalf of any Manager or Company Agent against any Expenses incurred in any Proceeding and any Liabilities asserted against such Person by reason of such Person having been a Manager or Company Agent. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.

          11.06 NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not exclude any other rights, including the right to be indemnified against Liabilities incurred in Proceedings by or in the right of the Company, to which a Manager or Company Agent may be entitled under any statute, provisions of the Certificate or this Agreement, vote of Members or Managers, or otherwise, provided that no indemnification payment shall be made to or on behalf of a Manager or Company Agent if a judgment or other final adjudication adverse to the Company Agent establishes that its actions or omissions (i) were in breach of its duty of loyalty to the Company or its Members, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in a receipt by the Company Agent of an improper personal benefit.

          11.07 AMENDMENT. The provisions of this Article XI relating to the indemnification and advancement of Expenses to Managers shall constitute a contract between the Company and each of its Managers which may be modified as to any Manager only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of this Agreement relating to their amendment generally, any repeal or amendment of this Article XI which is adverse to any Manager shall apply to such Manager only on a prospective basis, and shall not limit the rights of a Manager to indemnification or to the advancement of Expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of this Agreement, no repeal or amendment of this Agreement shall affect any or all of this Article XI so as to either limit indemnification or the advancement of Expenses in any manner unless adopted by the affirmative vote of Members owning not less than 70% of the units of Membership Interest; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.


                         XII. GENERAL PROVISIONS


          12.01 AMENDMENTS. No amendment of this Agreement shall be binding unless such amendment is proposed in writing by the Board, and the unanimous written consent of the Members is obtained with respect thereto; provided, however, that no such amendment may increase the obligations of one or more of the Members to make capital contributions to the Company or make one or more of the Members personally liable for any obligations of the Company or modify the allocation of distributions of cash or Company profits and losses, or modify the method of determining distributions of cash and allocations of profits and losses without the written agreement of all Members adversely affected thereby.

          12.02 INDULGENCES, ETC. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          12.03 CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the substantive laws of the State of New Jersey, notwithstanding any conflict-of-law provisions to the contrary.

          12.04 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered personally, by courier service such as Federal Express, or by other messenger or by the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed to the Company at its principal place of business, to the attention of Treasurer, and addressed to any other party at the address shown for such party on the Company's books.

                    Any party may alter his address on the Company's books by giving notice thereof to the Company, but such change shall not be effective unless and until such notice is actually received by the Company.

          12.05 EXHIBITS. Any Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          12.06 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement in any manner other than as provided in this Agreement.

          12.07 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          12.08     PROVISIONS SEPARABLE.  The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          12.09 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          12.10 GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

          12.11 NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

          12.12 INTERPRETATION. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

          12.13 RELIANCE. Each party acknowledges that, in entering into this Agreement and making any Capital Contributions pursuant hereto, he is relying solely upon his own investigation and the contents of this Agreement and any agreements executed concurrently herewith and not upon any statements made or materials produced by any other party or such other party's representatives.

          12.14 FURTHER ASSURANCES. In addition to the documents and instruments to be delivered as herein provided, each of the parties hereto shall, from time to time at the request of the Board, execute and deliver such instruments and shall take such other action as may be required to carry out more effectively the terms of this Agreement.

          12.15 CORPORATE AUTHORITY. Any corporation signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such corporation has been duly authorized by all necessary corporate action and is valid and binding upon such corporation.

          12.16 NO THIRD-PARTY BENEFICIARIES. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the Company, the other signatories hereto and their permitted successors and assigns nor shall any such provision be enforceable by any other party.

          12.17 WAIVER OF PARTITION. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party outside of the provisions of this Agreement for the purpose of severing his relationship with the Company or such party's interest in the property held by the Company from the interests of the other parties until the end of the term of both this Company and any successor entity formed pursuant to the terms hereof.

          12.18 NOMINAL TITLE HOLDER. Any or all Company property may, at the option of the Board, be held in the name of one or more nominal title holders chosen by the Board for the Company.

          12.19 CONTROVERSIES WITH INTERNAL REVENUE SERVICE. In the event of any controversy with the Internal Revenue Service or any other taxing authority involving the Company or any Member or Members, the outcome of which may adversely affect the Company, directly or indirectly, or the amount of allocation of profits, gains, credits or losses of the Company to one or more Members, the Company may, at its option, incur expenses it deems necessary or advisable in the interest of the Company in connection with any such controversy, including, without limitation, attorneys' and accountants' fees.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Members:


NUCLEAR RESEARCH CORPORATION


By:       /s/ H. J. Cooley
     -----------------------------
     H. J. Cooley,
     Executive Vice-President


      /s/ Mark A. Sitcoske
----------------------------------
     Mark A. Sitcoske


      /s/ Ernest W. DeLany
----------------------------------
     Ernest W. DeLany




































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